Exhibit 10(x)

EXECUTION COPY

[COOPER]

SEVENTH AMENDMENT TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of October 24, 2013, is entered into among COOPER RECEIVABLES LLC (the “Seller”), COOPER TIRE & RUBBER COMPANY (the “Servicer”), MARKET STREET FUNDING LLC (“Market Street”), as Related Committed Purchaser, as Conduit Purchaser and as Assignor (as defined below) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrator, as LC Participant, as LC Bank, as Purchaser Agent and as Assignee (as defined below).

RECITALS

1. The parties hereto are parties to the Amended and Restated Receivables Purchase Agreement, dated as of September 14, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”);

2. Concurrently herewith, the parties hereto are entering into an amended and restated Purchaser Group Fee Letter, dated as of the date hereof (the “Fee Letter”);

3. Market Street, as the assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to PNC, as the assignee (in such capacity, the “Assignee”), all of the Assignor’s rights under, interest in, title to and obligations under the Agreement and the other Transaction Documents (collectively, the “Assigned Documents”), and the Assignee desires to purchase and assume from the Assignor all of the Assignor’s rights under, interest in, title to and obligations under the Assigned Documents;

4. After giving effect to the assignment and assumption contemplated in Section 2 of this Amendment, each of the parties hereto desires that Market Street cease to be a party to the Agreement and each of the other Assigned Documents to which it is a party and to be discharged from its duties and obligations as a Purchaser or otherwise under the Agreement and each of the other Assigned Documents; and

5. The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Certain Defined Terms. Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.

SECTION 2. Assignment and Assumption

(a) Sale and Assignment by Assignor to Assignee. At or before 2:00 pm (New York time) on the date hereof, the Assignee shall pay to the Assignor, in immediately available funds, (i) the amount set forth on Schedule I hereto (such amount, the “Capital Payment”) representing 100.00% of the Aggregate Capital under the Agreement on the date hereof and (ii) the amount set forth on Schedule I hereto representing all accrued but unpaid (whether or not then due) Discount, Fees and other costs and expenses payable in respect of the Aggregate Capital to but excluding the date hereof (such amount, the “CP Costs and Other Costs”; together with the Capital Payment, collectively, the “Payoff Amount”). Upon the Assignor’s receipt of the Payoff Amount in its entirety, the Assignor hereby sells, transfers, assigns and delegates to the Assignee, without recourse, representation or warranty except as otherwise provided herein, and the Assignee hereby irrevocably purchases, receives, accepts and assumes from the Assignor, all of the Assignor’s rights under, interest in, title to and all its obligations under the Agreement and the other Assigned Documents. Without limiting the generality of the foregoing, the Assignor hereby assigns to the Assignee all of its right, title and interest in the Purchased Interest.

Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Schedule II hereto.

(b) Removal of Assignor. From and after the Effective Date (as defined below), the Assignor shall cease to be a party to the Agreement and each of the other Assigned Documents to which it was a party and shall no longer have any rights or obligations under the Agreement or any other Assigned Document (other than such rights which by their express terms survive termination thereof).

(c) Limitation on Liability. Notwithstanding anything to the contrary set forth in this Amendment, the Assignee does not accept or assume any liability or responsibility for any breach, failure or other act or omission on the part of the Assignor, or any indemnification or other cost, fee or expense related thereto, in each case which occurred or directly or indirectly arose out of an event which occurred prior to the Effective Date.

(d) Acknowledgement and Agreement. Each of the parties and signatories hereto (i) hereby acknowledges and agrees to the sale, assignment and assumption set forth in clause (a) above, (ii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such sale, assignment and assumption (other than as set forth herein) and (iii) acknowledges and agrees that this Section 2 is in form and substance substantially similar to a Transfer Supplement.

SECTION 3. Joinder.

(a) PNC as a Related Committed Purchaser. From and after the date hereof, PNC shall be a Related Committed Purchaser party to the Agreement for all purposes thereof and of the other Transaction Documents as if PNC were an original party to the Agreement in such capacity, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Related Committed Purchasers contained in the Agreement and the other Transaction Documents.

(b) Appointment of PNC as Purchaser Agent of PNC’s Purchaser Group. PNC hereby designates itself as, and PNC hereby agrees to perform the duties and obligations of, the Purchaser Agent for PNC’s Purchaser Group. From and after the date hereof, PNC shall be a Purchaser Agent party to the Agreement, for all purposes of the Agreement and the other Transaction Documents as if PNC were an original party to the Agreement in such capacity, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Purchaser Agents contained in the Agreement and the other Transaction Documents.

(c) Commitment. The Commitment of PNC under the Agreement as a Related Committed Purchaser shall be $175,000,000 unless and until otherwise modified in accordance with the Agreement. The Group Commitment of the PNC Purchaser Group under the Agreement shall be $175,000,000 unless and until otherwise modified in accordance with the Agreement.

(d) Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of PNC as a party to the Agreement in the capacities of a Related Committed Purchaser and Purchaser Agent for the PNC Purchaser Group, and any otherwise applicable conditions precedent thereto under the Agreement and the other Transactions Documents (other than as set forth herein) are hereby waived.

SECTION 4. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) The following new Section 1.1(d) is hereby added to the Agreement immediately following existing Section 1.1(c):

(d) Each of the parties hereto hereby acknowledges and agrees that from and after the Seventh Amendment Effective Date, the Purchaser Group that includes PNC, as a Purchaser Agent and as a Purchaser, shall not include a Conduit Purchaser, and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a)(i) shall be deemed to be a request that the Related Committed Purchasers in PNC’s Purchaser Group make their ratable share of such Purchases.

(b) Section 1.7(b) of the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.

(c) Section 1.8(b) of the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.

(d) Section 1.9 of the Agreement is hereby amended by replacing the term “Euro-Rate” in each instance where it appears therein with the phrase “Euro-Rate or LMIR”.

(e) Section 1.11 of the Agreement is hereby replaced in its entirety with the following:

Section 1.11 Inability to Determine Euro-Rate or LMIR.

(a) If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (or solely with respect to LMIR, on any day) (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, (i) deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Yield Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by the related Purchaser or the applicable Purchaser Agent) of maintaining any Portion of Capital during such Yield Period (or portion thereof), then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Yield Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Yield Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Yield Period (or solely with respect to LMIR, immediately), be converted to the Yield Rate determined by reference to the Base Rate.

(b) If, on or before the first day of any Yield Period (or solely with respect to LMIR, on any day), the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Yield Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Yield Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Yield Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Yield Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period (or solely with respect to LMIR, immediately) if such Affected Person may lawfully continue to maintain such Portion of Capital at the Yield Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Yield Rate determined by reference to the Euro-Rate or LMIR to such day.

(f) The notice information for PNC in each of its capacities under the Agreement other than as the LC Bank and as an LC Participant is hereby replaced in its entirety with the following:

Address:	PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707

Attention:	Robyn Reeher
Telephone:	(412) 768-3090
Facsimile:	(412) 762-9184

(g) The following new defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetic order:

“LMIR” means for any day during any Yield Period, the one-month eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“Seventh Amendment Effective Date” means the date on which that certain Seventh Amendment to this Agreement, dated as of October 24, 2013, becomes effective in accordance with its terms.

(h) The definition of “Alternate Rate” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Alternate Rate” for any Yield Period for any Portion of Capital funded by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to (i) solely with respect to PNC, as a Purchaser, either: (a) with respect to any day during such Yield Period, LMIR for such day or (b) if LMIR is unavailable pursuant to Section 1.11, the Base Rate for such Yield Period or (ii) with respect to any Purchaser other than PNC, the greater of: (a) 4.00% per annum above the Euro-Rate for such Yield Period, or (b) the Base Rate for such Yield Period; provided, that the “Alternate Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (i) 2.0% per annum above the Base Rate in effect on such day and (ii) the “Alternate Rate” as calculated in clause (i)(a) or (ii)(a), as applicable, above.

(i) The definition of “Business Day” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Pittsburgh, Pennsylvania, or New York City, New York, and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate or LMIR, dealings are carried out in the London interbank market.

(j) The definition “Year” set forth in the definition of “Discount” set forth in Exhibit I to the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.

(k) The definition of “Purchaser Group” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Purchaser Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, its Related Committed Purchaser, its related Purchaser Agent and its related LC Participants and (ii) for PNC, PNC, as a Purchaser Agent, a Related Committed Purchaser, an LC Participant and the LC Bank.

(l) The definition of “Related Committed Purchaser” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Related Committed Purchaser” means each Person listed as such (and its respective Commitment) as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

SECTION 5. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Administrator, each Purchaser, the Purchaser Agent and the Assignee as follows:

(a) Representations and Warranties. The representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

(c) No Termination Event. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

SECTION 6. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

SECTION 7. Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon (i) receipt by the Administrator of counterparts to this Amendment duly executed by each of the parties hereto, (ii) receipt by the Administrator of counterparts to the Fee Letter duly executed by each of the parties thereto and (iii) receipt by the Assignor of the Payoff Amount in its entirety in accordance with Section 2 of this Amendment.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an originally executed counterpart hereof.

SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 10. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.

SECTION 11. No Proceedings. Each of the Seller and the Servicer hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, Market Street any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by Market Street is paid in full. The provisions of this Section 11 shall survive any termination of the Agreement.

SECTION 12. Further Assurances. Each of the Seller and the Servicer hereby agrees to do all such things and execute all such documents and instruments, at the Seller’s sole expense, as the Assignee may reasonably consider necessary or desirable to give full effect to the assignment and assumption set forth in Section 2 of this Amendment.

SECTION 13. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COOPER RECEIVABLES LLC, as Seller

By:	/s/ S. O. Schroeder
Name:	S. O. Schroeder
Title:	President and Treasurer

By:	/s/ Jack Jay McCracken
Name:	Jack Jay McCracken
Title:	Assistant Secretary

COOPER TIRE & RUBBER COMPANY, as Servicer

By:	/s/ S. O. Schroeder
Name:	S. O. Schroeder
Title:	Vice President - Treasurer

By:	/s/ Jack Jay McCracken
Name:	Jack Jay McCracken
Title:	Assistant Secretary

S-1	Seventh Amendment to A&R RPA (Cooper)

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Robyn A. Reeher
Name:	Robyn A. Reeher
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent and as Assignee

By:	/s/ Robyn A. Reeher
Name:	Robyn A. Reeher
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank and as an LC Participant

By:	/s/ Robyn A. Reeher
Name:	Robyn A. Reeher
Title:	Vice President

S-2	Seventh Amendment to A&R RPA (Cooper)

MARKET STREET FUNDING LLC, as a Related Committed Purchaser, as a Conduit Purchaser and as Assignor

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

S-3	Seventh Amendment to A&R RPA (Cooper)

SCHEDULE I

ASSIGNMENTS AND PAYMENT AMOUNTS

Section 1.
Capital Payment:	$

Section 2.
Discount:	$
Fees:	$
Other Amounts:	$
CP Costs and Other Costs:	$

Schedule I

SCHEDULE II

WIRING INSTRUCTIONS

Wiring instructions with respect to amounts payable to the Assignor:

Bank Name:

ABA #:

Account #:

Account Name:

Reference:

Schedule II